Exhibit 1.1

EL PASO PIPELINE PARTNERS, L.P.

Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to
$500,000,000

EQUITY DISTRIBUTION AGREEMENT

March 7, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10012

Ladies and Gentlemen:

El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

SECTION 1.                            Description of Securities.  The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate offering price of up to $500,000,000 (the “Units”) on the terms set forth in Section 3 of this Agreement.  The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in form and substance satisfactory to the Partnership and the Manager, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2.                            Representations and Warranties of the Partnership.  The Partnership represents and warrants to and agrees with the Manager that:

(a)                                 The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”) and the rules and regulations adopted by the Commission thereunder (the “Rules”), a registration statement on Form S-3 (Registration Statement No. 333-186887), including a prospectus, relating to the Units, and such registration statement has become effective.  Such registration statement, as amended to the date of this Agreement, and including (1) financial statements, exhibits and Incorporated Documents (as hereinafter defined), (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) of the Rules, is hereinafter referred to as the “Registration Statement,” and includes any new registration statement, post-effective amendment to such registration statement or new shelf registration statement as may have been filed pursuant to Section 4(f) of this Agreement.  The prospectus dated March 5, 2013 filed as part of the Registration Statement is hereinafter referred to as the “Base Prospectus,” unless a new registration statement has been filed under Section 4(f) of this Agreement and become effective, in which case the “Base Prospectus” shall be the final prospectus first filed with the Commission pursuant to Rule 424(b) after the effectiveness of such new registration statement.  Except with respect to Section 7, the most recent prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules is hereinafter referred to as the “Prospectus Supplement.”  The Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter referred to as the “Prospectus.”  Any reference herein to the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Act (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

(b)                                 The Partnership has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Act.  For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(c)                                  The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the knowledge of the Partnership, threatened by the Commission.

(d)                                 The Registration Statement, at the time it originally became effective, as of the date hereof, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi)) and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the applicable requirements of the Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations adopted by the Commission thereunder; and the Prospectus will comply, as of the date that each

Prospectus Supplement is filed with the Commission, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act).

(e)                                  (i) Each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 of the Rules; (iii) the Base Prospectus and any amendment thereto, at the time it was filed or will be filed with the Commission, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) as of each Time of Sale, each related Settlement Date and at the time a prospectus relating to the Units is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule), the Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement or the Prospectus.

(f)                                   Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any of the Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Base Prospectus; the Partnership has not, directly or indirectly, prepared, used or referred to any issuer free writing prospectus, as defined in Rule 433 of the Rules, with respect to the Units, although the Partnership makes no representation with respect to actions taken by the Manager.

(g)                                  The consolidated financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Partnership and its consolidated subsidiaries as of the dates shown and their results of operations, partners’ capital and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; any summary or selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the respective financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement and the Prospectus, the assumptions used in preparing the pro forma financial statements so included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)                                 The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Prospectus and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(i)                                     All of the outstanding shares of capital stock, limited partner interests, general partner interests, or limited liability company interests, as applicable, of each of the Partnership’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X and Bear Creek Storage Company, L.L.C. and WYCO Development LLC (collectively, the “Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”), the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), the Colorado Limited Liability Company Act and the Limited Liability Company Law of Louisiana, and (B) with respect to any general partner interests) non-assessable, and are owned by the Partnership directly or indirectly through one or more wholly-owned subsidiaries or El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company (“MLP GP”).  All of such shares or interests owned directly or indirectly by the Partnership or MLP GP are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(j)                                    Each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(k)                                 MLP GP is the sole general partner of the Partnership and the Partnership is the sole member of El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Operating Company”); MLP GP owns all of the general partner interests in the Partnership and the Partnership owns the sole member interest in the Operating Company; each such general partner or member interest, as the case may be, is duly authorized by the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, or the limited liability company agreement, as amended and restated, of the Operating Company, as applicable, and was validly issued to or acquired by MLP GP or the Partnership, as applicable; and MLP GP or the Partnership owns such general partner or member interests, as applicable, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus).

(l)                                     MLP GP has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; MLP GP is an indirect subsidiary of Kinder Morgan, Inc., a Delaware corporation; and MLP GP has all necessary limited liability company power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(m)                             The Partnership has all necessary partnership power and authority to authorize, issue and sell the Units, as contemplated by this Agreement; and all action required to be taken by the Partnership for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(n)                                 The Units have been duly and validly authorized and when issued and delivered against payment therefor pursuant to this Agreement on each Settlement Date such Units will be validly issued, fully paid and (except as required to the contrary by the Delaware LP Act) non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; and the common unitholders of the Partnership have no preemptive rights with respect to the Units.

(o)                                 The execution, delivery and performance of this Agreement, and the issuance and sale of the Units hereunder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership, MLP GP or any of the Significant Subsidiaries is a party or by which the Partnership, MLP GP or any of the Significant Subsidiaries is bound or to which any of the property of the Partnership, MLP GP or any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company agreement, partnership agreement, certificate of incorporation, bylaws or other formation document, as the case may be, of the Partnership, MLP GP or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership, MLP GP or any of the Significant Subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Partnership, MLP GP or any of the Significant Subsidiaries or any of the properties of such entities is required for the issuance and sale of the Units by the Partnership, except such as have been obtained or made under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws.

(p)                                 Other than as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of its subsidiaries is a party or of which any property of the Partnership or any of its subsidiaries is the subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Partnership, no such proceedings are threatened or contemplated.

(q)                                 Except as disclosed in the Prospectus, none of the Partnership or any of its subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    Except as disclosed in or contemplated by the Prospectus, (i) since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect, (ii) the Partnership and its subsidiaries have not sustained since the date of the latest audited financial statements included in or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (iii) since the respective dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Partnership or any of its subsidiaries that would constitute a material adverse change to the Partnership and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(s)                                   Each of the Partnership and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    The Partnership is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be, exempt from regulation as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(u)                                 None of the Partnership, MLP GP or any of the Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Partnership, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 Each of Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Partnership and its subsidiaries included or incorporated by reference into the prospectus, is and was during the periods covered by such financial statements, an independent registered public accounting firm as required by the Act and the Rules.

(w)                               The offering and sale of Units, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Partnership (except as otherwise described in the Prospectus); and except as described in the Prospectus, or provided in the various employee or director stock or unit based benefit or compensation plans, there are no outstanding options or warrants to purchase any Units, Common Units or other securities of the Partnership.

(x)                                 None of the Partnership, MLP GP or any of the Significant Subsidiaries, nor any of their respective directors and officers has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the offer or sale of the Units.

(y)                                 The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Partnership’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Partnership believes that its internal control over financial reporting is effective.

(z)                                  Since the date of the Partnership’s latest financial statements (audited or unaudited) included in the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

(aa)                          The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its consolidated subsidiaries is made known to the principal executive officer and principal financial officer of MLP GP by others within those entities; and the Partnership believes that its disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports it files under the Exchange Act is recorded, processed, summarized and reported as and when required.

(bb)                          The Partnership has not distributed or, prior to the later to occur of the Settlement Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units, other than the Prospectus to which the Manager has consented to the use thereof.

(cc)                            The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

SECTION 3.                            Sale and Delivery of Securities.  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i)                                     The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership through any of the individuals identified as authorized representatives of the Partnership in a certificate to be furnished by the Partnership to the Manager, as updated from time to time (the “Authorized Partnership Representatives”), has instructed the individuals identified by the Manager as authorized representatives of the Manager in a certificate to be furnished by the Manager to the Partnership, as updated from time to time (“Authorized Manager Representatives”), by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement.  The Partnership will designate the maximum amount of the Units to be sold by the Manager daily as agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective

Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the Units designated.

(ii)                                  Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction.  In addition, the Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iii)                               The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a prospectus to the NYSE in accordance with Rule 153 of the Rules (such transactions are hereinafter referred to as “At-the-Market Offerings”) and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager.  The Manager has no obligations under Section 3(a)(i) to effect: (A) a sale of Units on behalf of the Partnership that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act, (B) an offer or sale of Units on behalf of the Partnership that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or (C) an offer or sale in which the Manager reasonably believes it would be an “underwriter” under the Act in a transaction pursuant to this Agreement that is not an At-the-Market Offering.

(iv)                              The compensation to the Manager, as an agent of the Partnership, for sales of Units pursuant to this Section 3(a) shall be up to 2% of the gross sales price of the Units sold as specified in Schedule A attached hereto.  Such rate of compensation shall not apply when the Manager acts as principal.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v)                                 The Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the amount of the Units sold on such day, the aggregate gross sales proceeds, any transaction fees deducted pursuant to Section 3(a)(iv), the Net Proceeds to the Partnership, and the compensation payable by the Partnership to the Manager with respect to such sales.

(vi)                              Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”) at such time on the applicable Settlement Date as the Partnership and the Manager may mutually agree.  On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the Net Proceeds for the sale of such Units.  Settlement for all such Units shall be effected by free delivery of the Units to the Manager’s account at The Depository Trust Partnership through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Units, in return for payments in same day funds delivered to the account designated by the Partnership.  If the Partnership, or its transfer agent (as applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).  If the Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight Federal Funds rate.

(vii)                           At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(n)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement.  Any obligation of the Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership, the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(viii)                        The Partnership acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Partnership.  The Partnership hereby acknowledges that the Manager may trade in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(b)                                 (i)                                     If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement.

(ii)                                  The terms set forth in a Terms Agreement will not be binding on the Partnership or the Manager unless and until the Partnership and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  (i)                                     Under no circumstances shall the aggregate gross sales proceeds of the Units sold pursuant to this Agreement exceed the dollar amount set forth in Section 1, nor shall the price of the Units so sold exceed the price parameters, if any, authorized by MLP GP’s board of directors, or a duly authorized committee thereof.

(ii)                                  If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)                                 Each sale of the Units shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)                                  Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and the Manager, sales pursuant to this Agreement may not be requested by the Partnership and need not be made by the Manager except during the period that begins after the filing of a quarterly report on Form 10-Q or an annual report on Form 10-K as of and within the period required by the Exchange Act (each such date, a “Filing Date”) and ends, for all periods, on the earlier of (i) the date directors and officers are no longer permitted to trade pursuant to the Partnership’s policy on insider trading as in effect from time to time and (ii) the end of the quarter in which the applicable Filing Date occurs.  Notwithstanding the foregoing, without the prior written consent of each of the Partnership and the Manager, no sales of Units shall take place, and the Partnership shall not request the sale of any Units that would be sold, and the Manager shall not be obligated to sell, during any period in which the Partnership is in possession of material non-public information.

SECTION 4.                            Covenants of the Partnership.  The Partnership agrees with the Manager:

(a)                                 During any period in which a prospectus relating to the Units is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule), to advise the Manager promptly of any amendment or supplement to the Registration Statement or the Prospectus which is proposed to be filed (other than any amendment or supplement which does not relate to the sale of the Units and not including any report or document which is the subject of Section 4(d) hereof) and not to effect such amendment or supplement in a form to which the Manager reasonably objects; and to cause each amendment or supplement to the Base Prospectus or the Prospectus relating to the sale of the Units to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules.

(b)                                 As soon as it is advised thereof, to advise the Manager of (i) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Partnership, the Registration Statement or the Prospectus, or (iii) suspension of qualification of the Units for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(c)                                  To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the date of this Agreement) as the Manager may request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)                                 To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of the Units; and during any such period that a prospectus is required to be delivered in connection with any sale of the Units, to the extent practicable, to provide the Manager, for its review, with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing; and to promptly notify the Manager of such filing.

(e)                                  If at any time when Units remain unsold by the Manager, the Partnership receives from the Commission a notice or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify the Manager, and the Partnership will not give the Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(f)                                   If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Manager, the Partnership will, prior to the Renewal Deadline file, if it have not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form satisfactory to the Manager and will use its reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Partnership will use its reasonable efforts to take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new shelf registration statement.

(g)                                  During any period in which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) in connection with any sale of Units, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, to promptly notify the Manager of the happening of any such event and forthwith to prepare, submit to the Manager, file with the Commission and deliver, without charge to the Manager either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) such amendments, supplements or documents which will effect such compliance.

(h)                                 To cooperate with the Manager in qualifying and to use its reasonable efforts to cooperate in maintaining in effect such qualification of the Units for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Manager may reasonably request; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(i)                                     To make generally available to the Partnership’s security holders and the Manager an earnings statement which satisfies the provisions of Section 11(a) of the Act covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules) as soon as is reasonably practicable after the termination of such twelve month period but not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules).

(j)                                    Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for the Common Units or warrants or other rights to purchase the Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Act of any Common Units at any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with the Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, in each case without giving the Manager at least three business days’ prior written notice, which, if given in the case of a sale, shall specify the nature of the proposed sale and the expected date of such proposed sale.   Notwithstanding the foregoing, the Partnership may (i) register, offer and sell the Units through the Manager pursuant to this Agreement; (ii) consummate transactions for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses in exchange for Common Units or any securities substantially similar to, convertible into or exchangeable or exercisable for Common Units, (iii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to equity plans described in the Partnership’s reports filed with the Commission; (iv) issue securities under the Partnership’s equity compensation plans described in the Partnership’s reports filed with the Commission under the Exchange Act; (v) issue securities upon the exercise of options; and (vi) file an automatic shelf registration statement with respect to the Partnership’s Common Units, which may only be used for firm commitment underwritten offerings of Common Units.  In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(j), the Manager may (and shall if requested by the Partnership) suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Manager.

(k)                                 Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(l)                                     The Partnership will not, and will cause its subsidiaries not to, take any action that is designed to or that constitutes or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the offer or sale of the Units.

(m)                             To use all reasonable efforts to effect the listing of the Units on the NYSE, subject to notice of issuance.

(n)                                 Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on

Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) otherwise as the Manager may reasonably request (each such date referred to in subclauses (i), (ii), and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly following request by the Manager, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(o)                                 Upon commencement of the offering of the Units under this Agreement, and at each Representation Date, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Andrews Kurth LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, substantially to the effect as set forth in Exhibit A hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)                                 Upon commencement of the offering of the Units under this Agreement, and at each Representation Date, to furnish or cause to be furnished to the Manager forthwith a customary certificate of the Secretary or Assistant Secretary of MLP GP on behalf of the Partnership, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.

(q)                                 Upon commencement of the offering of the Units under this Agreement, and at each Representation Date, Vinson & Elkins L.L.P., counsel to the Manager, or other counsel satisfactory to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.

(r)                                    Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) or (iii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to an offering of securities other than the Units) to include additional or amended financial information, (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, or (iii) upon request by the Manager to the Partnership, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, to cause the Partnership’s accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter or letters, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or promptly upon request by the Manager, as the case may be, in form and substance reasonably satisfactory to the Manager and consistent with Statement of Auditing Standards, or SAS, No. 72, but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)                                   Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) otherwise as the Manager shall reasonably request, to conduct a due diligence session, which shall include representatives of the management and the accountants of the Partnership.

(t)                                    If to the knowledge of the Partnership, any condition set forth in Section 6(a) or 6(g) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

(u)                                 To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Units sold through or to the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant period.

(v)                                 At each Time of Sale, Settlement Date and Representation Date, the Partnership shall be deemed to affirm to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of each such date as though made at and as of such date.

SECTION 5.                            Payment of Expenses.  The Partnership agrees with the Manager, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the expenses of the Partnership incurred in connection with the performance of its obligations under this Agreement, and the Partnership will pay, or reimburse if paid by the Manager, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Base Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing to the Manager copies of each thereof (including costs of mailing and shipment), this Agreement, any powers of attorney and any closing documents (including compilations thereof),

(ii) the issuance, preparation, sale and delivery of the Units, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor and any stock or transfer taxes and stamp and similar duties payable upon the sale, issuance and delivery of the Units to the Manager, (iii) the registration or qualification of the Units for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in Section 4(h), including the reasonable fees and disbursements of counsel for the Manager in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Manager of copies of each Prospectus and any amendments or supplements thereto, and of the several documents required by Section 4(c) to be so furnished, including costs of shipping and mailing, (v) the listing of the Units on the NYSE, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) all other reasonable fees and disbursements of the Manager’s counsel and the Partnership’s counsel and accountants.  The Manager will pay all of its other own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.

SECTION 6.                            Conditions of Manager’s Obligations.  The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership on the date hereof, any applicable date referred to in Section 4(n) of this Agreement and each Settlement Date, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions precedent.

(a)                                 (i) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Manager; (ii) each part of the Registration Statement and any amendment thereto, at the time it became effective, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as amended or supplemented, shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 (i) The Partnership and its subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Partnership or any of its subsidiaries that would constitute a material adverse change to the Partnership and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii), other than as set forth in or contemplated by the Prospectus, if in the judgment of the Manager any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Units as contemplated in the Prospectus.

(c)                                  The Partnership shall have furnished to the Manager, at every date specified in Section 4(n) of this Agreement, the written opinion of Partnership Counsel, or other counsel satisfactory to the Manager, dated as of such date, as specified in Section 4(o).

(d)                                 At the dates specified in Section 4(r) of this Agreement, the Manager shall have received from the Partnership’s accountants the letters, dated as of such date, as specified in Section 4(r).

(e)                                  The Partnership shall have delivered to the Manager, at every date specified in Section 4(n) of this Agreement (each, a “Certificate Date”), a certificate of an executive officer of MLP GP, which shall certify on behalf of the Partnership, to the best of his or her respective knowledge after reasonable investigation, that (i) the representations and warranties of the Partnership, as set forth in this Agreement are true and correct as of the Certificate Date, (ii) the Partnership has performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, (iii) no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Act has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (iv) each part of the Registration Statement and any amendment thereto, at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) the Prospectus, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) none of the Partnership and its subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, other than as set forth in or contemplated by the Prospectus, and (vii) since the respective dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in the limited liability company interests, partnership interests, capital stock or long-term debt of the Partnership or any of its subsidiaries that would constitute a material adverse change to the Partnership and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Prospectus.

(f)                                   The Manager shall have received, at every date specified in Section 4(n) of this Agreement, the written opinion of Vinson & Elkins L.L.P., or other counsel satisfactory to the Manager, dated as of such date, as specified in Section 4(q).

(g)                                  The Manager shall have received, at every date specified in Section 4(n) of this Agreement, a certificate of the Secretary or Assistant Secretary of MLP GP on behalf of the Partnership, dated as of such date, as specified in Section 4(p).

(h)                                 All filings with respect to the Units required by Rule 424 of the Rules to have been filed with the Commission by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i)                                     The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7.                            Indemnification and Contribution.  For purposes of this Section 7, “Prospectus Supplement” shall include any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) of the Rules.

(a)                                 The Partnership will indemnify and hold harmless the Manager, each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of the Manager’s affiliates (as defined in Rule 405 of the Rules) and each of the selling agents of the Manager that has participated in the offering and sale of the Units, as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever (including the reasonable cost of investigation), to which the Manager or any such person may become subject, (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) resulting from the use of any issuer free writing prospectus (as defined in Rule 433 of the Rules) or prospectus, other than the Prospectus, relating to the Units, whether or not filed by the Partnership or on its behalf;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the Registration Statement or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Manager expressly for use in the Registration Statement or any Prospectus (or any amendment or supplement to such documents).

(b)                                 The Manager will indemnify and hold harmless the Partnership, the directors of MLP GP, the officers of MLP GP who signed the Registration Statement, and each person, if any, who controls Partnership or MLP GP within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) (provided that with respect to indemnification of the nature contemplated by Section 7(a)(ii), such indemnification by the Manager for a settlement of any such loss, liability, claim, damage and expense must be effected with the written consent of the Manager), as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any Prospectus (or any amendment or supplement to such documents), in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Manager expressly for use in the Registration Statement, the Base Prospectus or any Prospectus (or any amendment or supplement to such documents).

(c)                                  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Partnership, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)                                  If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Manager, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership, on the one hand, and the Manager, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Units pursuant to this Agreement received by the Partnership, and the total compensation received by the Manager, in each case as provided in Section 3(a)(iv), bear to the gross sales price of the Units sold by or through the Manager.  The relative fault of the Partnership, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(e), the Manager shall not be required to contribute any amount in excess of the compensation received by it pursuant to this Agreement, as determined in accordance with Section 3 (a) (iv). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(e), each affiliate of the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Manager; each director of MLP GP, each officer of MLP GP who signed the Registration Statement, and each person, if any, who controls the Partnership or MLP GP within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership and MLP GP.

The obligations of the Partnership under this Section 7(e) shall be in addition to any liability which the Partnership may otherwise have.

SECTION 8.                            Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, MLP GP’s directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9.                            Termination.

(a)                                 The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination, and (ii) the reimbursement, indemnification and contribution agreements contained in Sections 5 and 7 hereof, the provisions of Sections 8, 10, 11, 12 and 16 hereof, and the representations, warranties, covenants and agreements of the Partnership in this Agreement shall remain in full force and effect regardless of any termination of this Agreement.

(b)                                 The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time.  Subject to Section 9(a)(ii), any such termination shall be without liability of any party to any other party.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 shall remain in full force and effect, unless otherwise agreed by the parties.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Units sold prior to such termination, such sale shall settle in accordance with the provisions of Section 3 (a) (vi) of this Agreement.

SECTION 10.                     Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to Citigroup Global Capital Markets Inc., 388 Greenwich Street, New York, NY 10012, Attention: General Counsel, and, if to the Partnership, it shall be sufficient in all respects if delivered or sent to such entity at the offices of the Partnership at 1001 Louisiana

Street, Suite 1000, Houston, Texas 77002, Attention: Kimberly A. Dang, Vice President and Chief Financial Officer, Facsimile No. (713) 495-2818.  Each party to this may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11.                     Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Manager and the Partnership and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.                     No Fiduciary Relationship.  The Partnership hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities.  The Partnership further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Partnership, its management, security holders or creditors or any other person in connection with any activity that the Manager may undertake or has undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof.  The Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect.  The Partnership and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Partnership regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership.  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.                     Adjustments for Unit Splits.  The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any share unit effected with respect to the Units.

SECTION 14.                     Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 15.                     Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 16.                     Law; Construction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 17.                     Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18.                     Successors and Assigns.  This Agreement shall be binding upon the Manager, the Partnership, and their successors and assigns and any successor or assign of any substantial portion of the Partnership’s and the Manager’s respective businesses and/or assets.

SECTION 19.                     Miscellaneous.  Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager.  To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Manager.

References herein to information or matters “set forth,” “disclosed,” “contained” or words of similar import in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus include information or matters incorporated by reference therein.

If the foregoing correctly sets forth the understanding between the Partnership, on the one hand, and the Manager, on the other hand, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership, on the one hand, and the Manager, on the other hand.  Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

EL PASO PIPELINE PARTNERS, L.P.

By:	El Paso Pipeline GP Company, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
	Name:	Kimberly A. Dang
	Title:	Vice President and
Chief Financial Officer

Signature Page to

Equity Distribution Agreement

ACCEPTED as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert L. Waldron
Name: Robert L. Waldron
Title: Vice President

Signature Page to

Equity Distribution Agreement

EXHIBIT A

1.                                      The General Partner has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware. The Issuer has been duly formed and is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.

2.                                      Each of the General Partner and the Issuer has the limited liability company or limited partnership, as the case may be, power and authority under the laws of the State of Delaware to carry on its business and own its properties as described in the Registration Statement and the Prospectus.

3.                                      The Distribution Agreement has been duly authorized, executed and delivered by the Issuer.

4.                                      The Units and the limited partner interests represented thereby have been duly authorized by the Issuer and, when issued and delivered against payment therefor in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

5.                                      Except as described in the Prospectus, there are no rights to subscribe for or to purchase any partnership interests of the Issuer under any Applicable Agreement or any of the Partnership Organizational Documents.  None of the filing of the Registration Statement, the offering or sale of the Units as contemplated by the Distribution Agreement or the application of the proceeds therefrom as described in the Prospectus gives rise to any rights for or relating to the registration of any Common Units or other securities of the Issuer under any Applicable Agreement or any of the Partnership Organizational Documents, other than any such rights that have been waived, effectively complied with or satisfied.

6.                                      None of (i) the execution and delivery by the Issuer of the Distribution Agreement and (ii) the consummation by the Issuer of the issuance and sale of the Units pursuant to the Distribution Agreement, (A) constituted, constitutes or will constitute a violation of the Partnership Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America, (iii) the Delaware LP Act, (iv) the Delaware LLC Act, or (D) resulted, results or will result in the contravention of any Applicable Order, if any.

7.                                      No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Issuer of the Distribution Agreement or the consummation of the issuance and sale of the Units pursuant to the Distribution Agreement.  As used in this paragraph, “Governmental

Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) the Delaware LP Act, (iii) the Delaware LLC Act, or (iv) applicable laws of the United States of America.

8.                                      The statements under the caption “Description of the Common Units” in the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

9.                                      The statements in the Prospectus under the caption “Material Tax Consequences,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

10.                               The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Manager may rely upon such opinion as if it were addressed to them.

11.       The Issuer is not, and immediately after giving effect to the offering and sale of the Units as contemplated by the Distribution Agreement and the application of proceeds therefrom as described in the Prospectus will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.